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                                                                    EXHIBIT 3.35


                                   BY-LAWS OF
                            SEA MAR MANAGEMENT, INC.

                              SECTION 1.  OFFICES

              1.1 The principal office shall be located at 115 Row 3, Lafayette, State of Louisiana 70508.

              1.2 The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                       SECTION 2.  SHAREHOLDERS' MEETINGS

              2.1 All meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

              2.2 An annual meeting of the shareholders shall be held on the 1st day of October in each year, or if said day be legal holiday, then on the next succeeding day not a legal holiday, at 10:00 o'clock a.m., for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting; provided, however, that the Board of Directors may postpone the annual meeting for a period not exceeding 2 months.

              2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the President or Board of Directors. At any time, upon the written request of any two directors or of all the directors or of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request.

              2.4 Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place, and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.
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     2.5 At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

     2.6 Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall be requisite and shall constitute a quorum at all meetings of the shareholders.

     2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.8 At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. The aforesaid proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock registered in his name on the books of the corporation at the time of the said meeting or on the record date for the determination of shareholders entitled to vote at the said meeting if the Board of Directors shall have fixed such a record date.

     2.9 Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

     2.10 If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in
Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.



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                              SECTION 3. DIRECTORS


     3.1 The business and affairs of the corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of one (1) natural person. The number of directors can be increased or decreased within the limits set forth in the Articles of Incorporation by vote of a majority of the shareholders present and voting in person or by proxy; provided, however, that no change in the number of directors under this provision shall have the effect of shortening the term of any incumbent director. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law or by the Articles of Incorporation or by these by-laws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and shall hold office for one year or until their successors are chosen and have qualified. No director need be a shareholder.

     3.2 The remaining directors, even though not constituting a quorum, may, by majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number in directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

     3.3 Directors, as such, shall receive such salary for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                        SECTION 4. MEETINGS OF THE BOARD

     4.1 The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as the directors may from time to time appoint.

     4.2 The first meeting of each newly elected Board shall be held immediately following the annual shareholders' meeting and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.


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     4.3  Regular meetings of the Board may be held without notice at such time and place either within or without the State of Louisiana as shall from time to time be determined by the Board.

     4.4 Special meetings of the Board may be called by the President on two days' notice given to each director, either personally or by telephone, mail, or telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors and if the President and Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days' written notice given to each director.

     4.5 A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

     4.6 If a quorum is present when the meeting is convened, the directors present may continue to do business taking action by vote of a majority of a quorum as fixed in Section 4.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section
4.5 hereof, or the refusal of any director present to vote.

     4.7 The Board may designate one or more committees, each committee to consist of one or more directors of the corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or the by-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the by-laws, or as may be determined by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another Director to serve on the committee pending action by the Board. Each such committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

     4.8 Any action which may be taken at a meeting of the Board, or any committee thereof, may be taken by a consent in writing signed by all of the directors, or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board.


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     4.9  Meetings of the Board of Directors may further be held by means of telephone conference calls or similar communications equipment, provided that all persons participating in such a meeting can hear and communicate with each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                               SECTION 5. NOTICES

     5.1 Any written notice required or permitted by law, the Articles of Incorporation or the by-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director (i) when such notice is served upon such shareholder or director or (ii) two business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address.

     5.2 Whenever any notice is required to be given by law or the Articles of Incorporation, or the by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              SECTION 6. OFFICERS

     6.1 The officers of the corporation shall be chosen by the directors and shall be a President, a Secretary, and a Treasurer. The directors may elect one or more Vice-Presidents. Any two offices may be held by one person. No officer shall be required to be a shareholder.

     6.2 The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     6.3 The salaries of all officers and agents of the corporation shall be fixed by the Board.

     6.4 The officers of the corporation shall hold office at the pleasure of the directors.



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     6.5 The President shall be the chief executive officer of the corporation.
He shall preside at all meetings of the shareholders, shall have general and active management of the business of the corporation, shall have the authority to execute acts of purchase, lease, or other acquisitions of movable and immovable property on behalf of the corporation and shall have the authority to execute all contracts and agreements on behalf of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board.

     6.6 The Vice-Presidents (if any) in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

     6.7 The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

     6.8 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                                SECTION 7. STOCK

     7.1 The certificates of the stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the President and Secretary or Assistant Secretary.



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     7.2  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     7.3 Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     7.4 For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

     7.5 Except as otherwise provided by law, the corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this section shall not be affected by any actual or constructive notice which the corporation, or any of its directors, officers or agents, may have to the contrary.

     7.6 Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.



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              7.7  The Board of Directors may create and abolish reserves out of earned surplus for any proper purposes. Earned surplus so reserved shall not be available for payment of dividends, purchase or redemption of shares, or transfer to capital surplus or stated capital.

                           SECTION 8.  MISCELLANEOUS

              8.1 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

              8.2 The Board of Directors may adopt for and on behalf of the corporation a fiscal or a calendar year.

              8.3 The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

                          SECTION 9.  INDEMNIFICATION

              9.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses including attorney's fees and amounts paid in settlement, not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action and no indemnification

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shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of other case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     9.2 To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     9.3 The indemnification hereunder (unless ordered by the court) shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (3) by the shareholders.

     9.4 The expenses incurred in defending such an action, suit or proceeding shall be paid by the corporation in advance of the final disposition thereof if authorized by the Board of Directors, without regard to whether participating members thereof are parties to such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized hereunder.

     9.5 The indemnification and advancement of expenses provided for by or granted pursuant to these By-Laws shall not be deemed exclusive of any other rights to which one indemnified or obtaining advancement of expenses may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a



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person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representatives; however, no such other indemnification measure shall permit indemnification of any person, for the results of such person's willful or intentional misconduct.

     9.6 The corporation may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, nonprofit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Business Corporation Law of Louisiana. The corporation may create a trust fund or other forms of self insurance arrangement for the benefit of persons indemnified by the corporation.

                            SECTION 10.  AMENDMENTS

     10.1 These by-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholders.



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